
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
September 30, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                        $ 38,471
<SECURITIES>                                  $ 21,115
<RECEIVABLES>                                 $ 98,532
<ALLOWANCES>                                 $ (25,124)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 164,952<F1>
<PP&E>                                     $ 2,918,822
<DEPRECIATION>                              $ (498,751)
<TOTAL-ASSETS>                             $ 2,871,602
<CURRENT-LIABILITIES>                        $ 402,007<F2>
<BONDS>                                    $ 2,479,398
<COMMON>                                         $ 478
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 45
<OTHER-SE>                                    $ 74,244
<TOTAL-LIABILITY-AND-EQUITY>               $ 2,871,602
<SALES>                                      $ 162,515
<TOTAL-REVENUES>                             $ 162,515
<CGS>                                                0
<TOTAL-COSTS>                                $ 104,804
<OTHER-EXPENSES>                               $ 4,856
<LOSS-PROVISION>                               $   760
<INTEREST-EXPENSE>                           $  52,297
<INCOME-PRETAX>                                 $ (202)
<INCOME-TAX>                                    $  431
<INCOME-CONTINUING>                             $ (633)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                               $ (7,217)
<CHANGES>                                            0
<NET-INCOME>                                   $(7,850)
<EPS-PRIMARY>                                   $ (.24)
<EPS-DILUTED>                                   $ (.11)

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Cuurent liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

